Exhibit 99.1
news release
QLT ANNOUNCES SECOND QUARTER RESULTS FOR 2011
Provides Product Pipeline Update
For Immediate Release July 28, 2011
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today reported financial results for the second quarter ended June 30, 2011. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“We have completed enrollment in the 14 patient cohort for Leber Congenital Amaurosis and continue to enroll patients in the Retinitis Pigmentosa cohort in our Phase 1b trial of QLT091001 with the goal of having a total of 14 RP patients completed by year end,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “In addition, we have received clearance from the Food and Drug Administration for our Investigational New Drug Application (IND) in the U.S. and received clearance from the U.K. Medicines and Healthcare Products Regulatory Agency for our Clinical Trial Application (CTA). This allows us to proceed with an expansion of new investigator sites for QLT091001 in both the U.S. and U.K.”
2011 SECOND QUARTER FINANCIAL RESULTS
Worldwide Visudyne® Product Sales
Visudyne sales for the second quarter were $25.4 million, an increase of 4.3% from the second quarter of 2010. Sales in the U.S. were $6.5 million, up 2.0% from the prior-year second quarter, while sales outside the U.S. were $18.9 million, up 5.0% from the prior year.
QLT Revenues
For the second quarter, total revenue of $12.7 million was up 2.5% from the second quarter of 2010, due to higher Visudyne sales worldwide. Net Product Revenue in both periods included approximately $2.0 million related to shipments of Visudyne to Novartis for sale outside the U.S.
QLT Expenses / Other Income
For the second quarter, Cost of Sales was flat to the prior year at $3.4 million. Cost of Sales in both periods included approximately $1.8 million related to shipments of Visudyne to Novartis.
Research and Development (R&D) expense in the second quarter was $11.3 million, up from $7.3 million in the same period of 2010. The increase was primarily due to higher spending on QLT091001 which was only partially offset by having no spending on QLT091568, a program that was discontinued at the end of 2010.
For the second quarter, Selling, General and Administrative (SG&A) expense was $6.3 million, up from $5.0 million in 2010. The increase was primarily due to higher U.S. Visudyne sales and marketing spend, as well as potential payor strategy research related to QLT091001.

Investment and Other Income of $3.0 million in the second quarter included a $2.8 million gain for the Fair Value Change in Contingent Consideration. This gain occurred primarily because the Contingent Consideration asset is recorded as the present value of expected future payments, and therefore as each quarter elapses, even if no changes are made to the underlying Eligard® forecast, we will book a gain related to the time value of money as we move one quarter closer to realizing the full face value of the asset.
Operating Loss
The operating loss for the second quarter was $8.7 million, compared to $3.7 million in the prior-year second quarter. The loss increased relative to the prior-year quarter as higher R&D and SG&A expenses were only partially offset by an improvement in Visudyne gross profit.
Loss Per Share / Earnings Per Share (EPS), Adjusted EBITDA
The GAAP loss per share for the second quarter was $0.12, compared to $0.02 in the prior-year second quarter. The decline occurred primarily because R&D and SG&A expenses were higher in the second quarter of 2011. Non-GAAP EPS was $0.02 in the second quarter. The items that were excluded in the determination of non-GAAP EPS were stock compensation expense and the Fair Value Change in Contingent Consideration. We also added back $8.8 million of Contingent Consideration earned during the second quarter. Contingent Consideration earned in the quarter was reduced by approximately $1.2 million due to prior period adjustments that we do not expect to recur in future periods.
Adjusted EBITDA plus Contingent Consideration earned for the second quarter was $1.2 million, as follows:

Three months ended
Adjusted EBITDA	June 30,
(In millions of United States dollars)	2011
GAAP operating loss	$(8.7)
+ Stock-based compensation	0.7
+ Depreciation	0.4
+ Contingent Consideration earned	8.8

Adjusted EBITDA plus Contingent Consideration earned	$1.2

The full reconciliations of GAAP to non-GAAP financial measures for the second quarter and six months ended June 30, 2011 are provided in Exhibits 1 and 2. The adjusted non-GAAP financial measures have no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. We believe that the adjusted non-GAAP financial measures may be useful to investors to analyze the results of our business. We use these non-GAAP measures internally to evaluate our financial results. Certain items are excluded from non-GAAP financial measures because we consider such items to be outside of our core operating results or because they represent non-cash expenses or gains.
Cash and Short-Term Investments
The Company’s consolidated cash balance at June 30, 2011 was $201.1 million, down from the consolidated balance at March 31, 2011 of $205.9 million primarily due to activity in our share repurchase program.
Share Repurchase Program Update
During the second quarter, the Company repurchased approximately 1.0 million shares under its normal course issuer bid program at an average price of $7.05 per share, for a total cost of approximately $7.1 million. In total since this program commenced on December 16, 2010, the Company has repurchased approximately 1.6 million shares at an average price of $6.98 per share, for a total cost of $10.9 million. In aggregate since the Company began repurchasing shares in 2005, it has purchased 45.3 million shares at a cost of $242.8 million.

Pipeline Update
1.
The Company continues its Phase 1b clinical proof-of-concept study of QLT091001, an orally administered synthetic retinoid replacement therapy for 11-cis-retinal, which is a key biochemical component of the visual retinoid cycle, in patients with Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP). Recent updates include the following:

•
QLT has recruited two additional LCA patients to complete enrollment in the 14 patient LCA cohort and will continue to monitor and analyze LCA patient follow-up. Enrollment of patients in the RP cohort is ongoing and our goal is to have a total of 14 RP patients completed by year end.

•
QLT received clearance from the U.S. Food and Drug Administration (FDA) in July 2011 of our Investigational New Drug Application (IND) which allows the Company to proceed with investigator sites in the U.S. for LCA and RP patients.

•
QLT received clearance from the U.K. Medicines and Healthcare Products Regulatory Agency in July 2011 of our Clinical Trial Application (CTA) which allows us to proceed with investigator sites in that jurisdiction for LCA and RP patients.

•	QLT is continuing its dialogue with the FDA in the U.S., and the European Medicines Agency (EMA) in Europe, with regards to the design and protocol requirements for a pivotal trial for LCA.
2.
The Company’s Phase II clinical trial examining the safety and efficacy of the latanoprost punctal plug drug delivery system (L-PPDS) in glaucoma patients is ongoing. This trial features simultaneous placement of latanoprost-eluting punctal plugs in both the upper and lower puncta in order to deliver an approximate daily drug load comparable with that of daily administered Xalatan® eye drops.

•	The objective of the study is to enable decisions with respect to ongoing development of this molecule in our punctal plug drug delivery system.
•
Assessment will be made on effectiveness of L-PPDS in reducing intraocular pressure in patients based on 4 weeks of treatment with L-PPDS vs. baseline values. Approximately 70 patients receiving the active L-PPDS treatment are expected to be included in the analysis. The results are expected to be available in the third quarter of 2011.

Recent Corporate Announcements
On May 31, 2011, QLT announced that the United States Patent and Trademark Office issued a key patent related to the Company’s synthetic retinoid program. U.S. Patent No. 7,951,841 entitled, “Retinal Derivatives and Methods for the Use Thereof for the Treatment of Visual Disorders” is the first U.S. patent in the Company’s portfolio related to the synthetic retinoid program. The patent covers various methods of use of QLT091001 in the treatment of diseases associated with an endogenous 11-cis-retinal deficiency until 2027.
Passive Foreign Investment Company
The Company believes that it qualified as a Passive Foreign Investment Company (PFIC) for 2009 and 2010, and that it may qualify as a PFIC in 2011, which could have adverse tax consequences for U.S. shareholders. Please refer to our Annual Report on Form 10-K for additional information.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of United States dollars, except per share information)	2011	2010	2011	2010
(Unaudited)
Revenues
Net product revenue	$8,908	$8,780	$14,498	$19,250
Royalties	3,777	3,596	7,087	6,842

	12,685	12,376	21,585	26,092

Costs and expenses
Cost of sales	3,411	3,392	4,749	9,944
Research and development	11,319	7,329	21,053	14,676
Selling, general and administrative	6,259	5,034	13,356	9,884
Depreciation	370	303	711	614

	21,359	16,058	39,869	35,118

Operating loss	(8,674)	(3,682)	(18,284)	(9,026)

Investment and other income
Net foreign exchange gains (losses)	58	(972)	337	(331)
Interest income	178	515	388	997
Fair value change in contingent consideration	2,753	2,519	5,036	4,961
Other gains	9	366	9	366

	2,998	2,428	5,770	5,993

Loss before income taxes	(5,676)	(1,254)	(12,514)	(3,033)

(Provision for) recovery of income taxes	(469)	239	(2,179)	5,421

Net (loss) income	$(6,145)	$(1,015)	$(14,693)	$2,388

Basic and diluted net (loss) income per common share	$(0.12)	$(0.02)	$(0.29)	$0.04

Weighted average number of common shares outstanding (thousands)
Basic	50,521	53,009	50,772	53,363
Diluted	50,521	53,009	50,772	54,259

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	June 30,	December 31,
(In thousands of United States dollars)	2011	2010
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$201,100	$209,478
Accounts receivable	12,954	10,659
Current portion of contingent consideration	39,874	36,520
Income taxes receivable	2,248	61
Inventories	3,598	3,324
Current portion of deferred income tax assets	1,581	3,643
Current portion of mortgage receivable	—	2,004
Prepaid and other	1,962	2,958

	263,317	268,647

Property, plant and equipment	3,460	3,035
Deferred income tax assets	1,934	2,700
Mortgage receivable	6,229	6,013
Long-term inventories and other assets	12,035	13,319
Contingent consideration	77,192	94,069

	$364,167	$387,783

LIABILITIES
Current liabilities
Accounts payable	$4,997	$6,031
Income taxes payable	—	716
Accrued liabilities	6,434	6,323
Deferred income tax liability	82	82

	11,513	13,152

Uncertain tax position liabilities	1,792	1,687

	13,305	14,839

SHAREHOLDERS’ EQUITY
Common shares	468,062	479,998
Additional paid-in capital	292,194	287,646
Accumulated deficit	(512,363)	(497,669)
Accumulated other comprehensive income	102,969	102,969

	350,862	372,944

	$364,167	$387,783

As at June 30, 2011, there were 49,950,199 issued and outstanding common shares and 6,497,552 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Reconciliation of GAAP Earnings to Adjusted Non-GAAP Earnings for the Three Months Ended June 30, 2011	Exhibit 1

	Three months ended			Three months ended
	June 30, 2011			June 30, 2011
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$8.9	$—		$8.9
Royalties	3.8	—		3.8

	12.7	—		12.7

Cost and expenses
Cost of sales	(3.4)	0.0	(a)	(3.4)
Research and development	(11.3)	0.4	(a)	(10.9)
Selling, general and administrative	(6.3)	0.3	(a)	(6.0)
Depreciation	(0.4)	—		(0.4)

	(21.4)	0.7		(20.7)

Operating loss	(8.7)	0.7		(8.0)

Investment and other income
Net foreign exchange gains	0.1	—		0.1
Interest income	0.2	—		0.2
Fair value change in contingent consideration	2.8	(2.8	)(b)	—
Other gains	0.0	—		0.0

	3.0	(2.8)		0.2

Loss from continuing operations before income taxes	(5.7)	(2.1)		(7.8)

Provision for income taxes	(0.5)	0.4	(c)	(0.1)

Loss from continuing operations	(6.1)	(1.7)		(7.9)

Income from discontinued operations, net of income taxes	—	8.8	(d)	8.8

Net income	$(6.1)	$7.1		$0.9

Basic and diluted net loss per common share:
Continuing operations	$(0.12)			$(0.16)
Discontinued operations	—			0.17

Net income	$(0.12)			$0.02

Weighted average number of common shares outstanding (in millions):

Basic	50.5			50.5
Diluted	50.5			50.5
Adjustments:

(a)	Remove stock-based compensation.

(b)	Remove fair value change in contingent consideration.

(c)	Remove income tax impact of the above adjustments.

(d)	Add contingent consideration earned based on second quarter Eligard royalties.

(1)
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Reconciliation of GAAP Earnings to Adjusted Non-GAAP Earnings for the Six Months Ended June 30, 2011	Exhibit 2

	Six months ended			Six months ended
	June 30, 2011			June 30, 2011
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$14.5	$—		$14.5
Royalties	7.1	—		7.1

	21.6	—		21.6

Cost and expenses
Cost of sales	(4.7)	0.0	(a)	(4.7)
Research and development	(21.1)	0.7	(a)	(20.3)
Selling, general and administrative	(13.4)	1.4	(a) (b)	(12.0)
Depreciation	(0.7)	—		(0.7)

	(39.9)	2.1		(37.8)

Operating loss	(18.3)	2.1		(16.2)

Investment and other income
Net foreign exchange gains	0.3	—		0.3
Interest income	0.4	—		0.4
Fair value change in contingent consideration	5.0	(5.0	)(c)	—
Other gains	0.0	—		0.0

	5.8	(5.0)		0.7

Loss from continuing operations before income taxes	(12.5)	(2.9)		(15.4)

Provision for income taxes	(2.2)	0.7	(d)	(1.5)

Loss from continuing operations	(14.7)	(2.3)		(16.9)

Income from discontinued operations, net of income taxes	—	17.9	(e)	17.9

Net income	$(14.7)	$15.6		$0.9

Basic and diluted net loss per common share:
Continuing operations	$(0.29)			$(0.33)
Discontinued operations	—			0.35

Net income	$(0.29)			$0.02

Weighted average number of common shares outstanding (in millions):

Basic	50.8			50.8
Diluted	50.8			50.8
Adjustments:

(a)	Remove stock-based compensation.

(b)	Remove separation costs related to the departure of our former Chief Medical Officer.

(c)	Remove fair value change in contingent consideration.

(d)	Remove income tax impact of the above adjustments.

(e)	Add contingent consideration earned based on six month Eligard royalties.

(1)
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

Conference Call Information
QLT Inc. will hold an investor conference call to discuss second quarter 2011 results on Thursday, July 28, 2011 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 7157, followed by the “#” sign.
About QLT
QLT is an ocular-focused company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® (which we co-developed with Novartis) for the treatment of wet age-related macular degeneration. QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our website at www.qltinc.com.
QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com
QLT Inc. Investor Relations Contact:
Vancouver, Canada
David Climie
Telephone: 604-707-7573
dclimie@qltinc.com
The Trout Group Investor Relations Contact:
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 646-378-2953
tswanson@troutgroup.com
or
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Visudyne ® is a registered trademark of Novartis AG.

Eligard® is a registered trademark of Sanofi-aventis Corp.

Xalatan® is a registered trademark of Pfizer Health AB.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales in the U.S. by our wholly-owned U.S. subsidiary, QLT Ophthalmics, Inc., and product sales outside the U.S. by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: our PFIC status; statements concerning our clinical development programs and future plans, including our QLT091001 Phase 1b trial and our Phase II L-PPDS punctal plug clinical trial (latanoprost for glaucoma); expected benefits of our programs, progression of clinical trials and programs and timing to receive data; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne or Eligard may be less than expected (including due to competitive products and pricing); uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, Visudyne, our punctal plug technology and synthetic retinoid program); assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.
This press release may also contain “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.